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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Cherokee Inc. on Form S-3 (File No. 333-15545), on Form S-8 (File No. 333-14533) and on Form S-8 (File No. 333-49865) on our report dated April 6, 1998, on our audits of the consolidated financial statements and the financial statement schedules of Cherokee Inc. as of January 31, 1998, May 31, 1997 and June 1, 1996, and for the eight months ended January 31, 1998 and the years ended May 31, 1997, June 1, 1996, the three months ended June 3, 1995 and the nine months ended February 25, 1997, which reports are included (or incorporated by reference) in this Transition Report on Form 10-K.

Los Angeles, CA                           Coopers & Lybrand L.L.P.
April 20, 1998